                                                                    EXHIBIT 23-1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements Form S-8 No. 333-09729 and Form S-8 No. 333-58171 pertaining to the 1996 Stock Incentive Plan and the 1996 Non-Employee Director Stock Option Plan of Donna Karan International Inc. of our report dated March 21, 2000, with respect to the consolidated financial statements and schedule of Donna Karan International Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 2000.

New York, New York
March 21, 2000